IMAGE ENTERTAINMENT APPOINTS JEFFREY FINK
CHIEF MARKETING OFFICER

Industry Veteran to Command Company’s
Acquisitions, Marketing and Sales Initiatives

CHATSWORTH, Calif. – Jan. 22, 2007 – Image Entertainment, Inc. (NASDAQ: DISK), a leading independent licensee, producer and distributor of home entertainment programming in North America, today announced that industry veteran Jeffrey Fink has joined the Company as Chief Marketing Officer.

In the newly created position, Fink will serve as an Executive Officer and be responsible for the Company’s worldwide programming and acquisition strategy, marketing and communications, domestic sales and international sublicensing efforts. Fink will report to David Borshell, Image’s Chief Operating Officer.

Fink, with 20 years experience in the home entertainment industry, previously served as Senior EVP, Home Entertainment for Miramax Films, spearheading their theatrical and direct-to-video home entertainment new release strategy while overseeing a library of 600-plus titles responsible for over $600M in annual revenue. Prior to Miramax, Fink served as President of Sales and Marketing at Artisan Entertainment, with a tenure that ran nearly 10 years. During that time, Fink guided the independent’s entry into DVD and supervised the sales and marketing of new releases and Artisan’s 2000 title catalog, generating annual sales of $350M.

“We are very proud to welcome Jeff to Image Entertainment,” said David Borshell, Image’s Chief Operating Officer. “Jeff brings to Image a wide range of skills and a proven ability of identifying and exploring new business opportunities. Jeff’s reputation in the industry, coupled with his vast theatrical and home entertainment experience and his ability to manage large and diverse catalogs, will help propel Image’s growth and strengthen our position as one of the world’s leading independent content suppliers.”

Fink has created successful marketing and sales campaigns for high-profile DVD releases such as “Reservoir Dogs,” “Terminator 2,” “The Blair Witch Project,” “Sin City,” “Kill Bill 1&2,” “Finding Neverland,” and “The Aviator.”

Fink stated, “I am excited to work side by side with Image’s existing executive and senior management, and together we will take the Company’s initiatives to higher levels with the explicit goal of increasing revenues. Acquisitions will be a key focus as we aggressively pursue new and exciting content consisting of feature films and, of course, Image’s core programming.

“We currently live in an environment of changing delivery systems and cutting-edge technologies, Image has positioned itself well to accommodate the industry’s needs and optimize new revenue streams,” Fink concluded.

About Image Entertainment:
Image Entertainment, Inc. is a leading independent licensee, producer and distributor of home entertainment programming in North America, with over 3,000 exclusive DVD titles and approximately 200 exclusive CD titles in domestic release and approximately 300 programs internationally via sublicense agreements.  For many of its titles, the Company has exclusive audio and broadcast rights and, through its subsidiary Egami Media, Inc., has digital download rights to more than 1,500 video programs and over 150 audio programs containing more than 2,500 tracks.  The Company is headquartered in Chatsworth, California, and has a domestic distribution facility in Las Vegas, Nevada. For more information about Image Entertainment, Inc., please go to www.image-entertainment.com.

Forward-Looking Statements:
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to, among other things, our goals, plans and projections regarding our financial position, results of operations, market position, product development and business strategy. These statements may be identified by the use of words such as “will,” “may,” “estimate,” “expect,” “intend,” “plan,” “believe,” and other terms of similar meaning in connection with any discussion of future operating or financial performance. All forward-looking statements are based on management’s current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause action outcomes and results to differ materially from current expectations.

These factors include, among other things, our inability to raise additional working capital, changes in debt and equity markets, increased competitive pressures, changes in our business plan, and changes in the retail DVD and entertainment industries. For further details and a discussion of these and other risks and uncertainties, see “Forward-Looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K, and our most recent Quarterly Report on Form 10-Q. Unless otherwise required by law, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Corporate/Press Contact:
Steve Honig
THE HONIG COMPANY, INC.
818.986.4300
press@honigcompany.com